                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                      INTERNATIONAL FUEL TECHNOLOGY, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

     [X]  No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-
     11.


     (1) (TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES):

     -------------------------------------------------------------------------


     (2) (AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES):

     -------------------------------------------------------------------------


     (3) UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
  PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

     -------------------------------------------------------------------------


     (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

     -------------------------------------------------------------------------


     (5) TOTAL FEE PAID:

     -------------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                      INTERNATIONAL FUEL TECHNOLOGY, INC.
                       7777 BONHOMME AVANUE, SUITE 1920
                           ST. LOUIS, MISSOURI 63105
                                (314) 727-3333


                                                                   May 25, 2001


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of International Fuel Technology, Inc., to be held at 9:00 a.m. on Monday, June 25, 2001, at the Renaissance St. Louis Hotel located near Lambert International Airport, 9801 Natural Bridge Road, St. Louis, Missouri.

     At the meeting you will be asked to vote on the election of eight directors of the Company and the ratification of the selection of BDO Seidman, LLP as the Company's independent accountants for the year 2001. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                              Very truly yours,

                                              /s/ Jonathan R. Burst

                                              Jonathan R. Burst
                                              Chairman of the Board of Directors

                               TABLE OF CONTENTS

Notice of Annual Meeting                                                                        1

Proxy Solicitation                                                                              2

Revocability and Voting Proxy                                                                   2

Record Date and Voting Rights                                                                 2-3

Stockholder Proposals                                                                           3

PROPOSAL NO. 1: ELECTION OF DIRECTORS                                                         4-6

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT
  OF INDEPENDENT AUDITORS                                                                       7

Report of the Audit Committee of the Board of Directors                                         8

Beneficial Ownership of Common Stock                                                            9

Certain Relationships and Related Transaction                                                  10

Compensation of Directors                                                                   10-11

Compensation of Executive Officers                                                             11

Consultant and Employee Stock Compensation Plan                                             11-12

Employment Agreements                                                                          12

Stock Option Awards                                                                            12

Report of the Compensation Committee of the Board
 Of Directors on Executive Compensation                                                     13-14

Performance Measurement Comparison                                                          14-15

Other Matters                                                                                  15

Appendix A - International Fuel Technology, Inc. Audit Committee Charter                    16-18

                      INTERNATIONAL FUEL TECHNOLOGY, INC.

                     -------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 2001

                     -------------------------------------

To the Stockholders of International Fuel Technology, Inc:

     Notice is hereby given that the Annual Meeting of the Stockholders of International Fuel Technology, Inc. (the "Company") will be held on Monday, June 25, 2001 at 9:00 a.m. at the Renaissance St. Louis Hotel located near Lambert International Airport, 9801 Natural Bridge Road, St. Louis, Missouri, for the following purposes:

     (1) To elect eight directors to serve until the 2002 Annual Meeting of Stockholders.

     (2) To ratify the appointment of BDO Seidman, LLP as independent auditors for the year ending December 31, 2001.

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 30, 2001, as the record date for determining the stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

     Whether or not you expect to attend the annual meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

                                           By Order of the Board of Directors,

                                           /s/ Steven D. Walters

                                           Steven D. Walters
                                           Secretary

St. Louis, Missouri
May 25, 2001

                      INTERNATIONAL FUEL TECHNOLOGY, INC.
                       7777 BONHOMME AVENUE, SUITE 1920
                           ST. LOUIS, MISSOURI 63105

                     -------------------------------------

                                PROXY STATEMENT

                     -------------------------------------

                              GENERAL INFORMATION

Proxy Solicitation

     This Proxy Statement is furnished to stockholders of International Fuel Technology, Inc., a Nevada corporation (the "Company") in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company to be held on Monday, June 25, 2001 at 9:00 a.m. at the Renaissance St. Louis Hotel, located near Lambert International Airport, 9801 Natural Bridge Road, St. Louis, Missouri or at any adjournment or postponement thereof. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board is not currently aware of any other matters which will come before the meeting.

     Proxies for use at the meeting are being solicited by the Board of the Company. Proxies will be mailed to stockholders on or about May 25, 2001 and will be solicited principally by mail. The Company will make arrangements with Automatic Data Processing Investor Communications Services ("ADP") to send proxies and proxy material to the shareholders entitled to vote at the meeting, and we will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents, and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

Revocability and Voting Proxy

     A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with ADP a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposals No. 1 and No. 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

Record Date and Voting Rights

     Only stockholders of record at the close of business on April 30, 2001 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments or postponements thereof. On April 30, 2001, there were 27,755,287 shares of Common Stock outstanding, each of which entitles the holder of record to one vote on each of the matters to be presented at the Annual Meeting.

     A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to conduct the election of directors and other matters mentioned in this

Proxy Statement. If such a majority is represented at the meeting, then the eight nominees for director who receive the highest number of votes cast will be elected. The other matters require the approving vote of at least a majority of the votes cast. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

Stockholder Proposals

     All stockholder proposals which are intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company no later than December 1, 2001 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

     Shareholders of record who do not submit proposals for inclusion in the proxy statement but who intend to submit a proposal at the 2002 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Corporate Secretary and received at the Company's principal executive offices by January 19, 2002.

                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     As set by the Board pursuant to the Bylaws of the Company, the authorized number of directors is currently set at nine. Eight directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board will occur.

     Certain information about the director nominees, is furnished below:

Jonathan R. Burst, 42, Mr. Burst has served as Chief Executive Officer of the Company since February 2000 and as a Director since February 2000. He also served as the President of the Company from July 1999 to February 2000. Mr. Burst founded Burcor International in 1998 and has served as President since its inception. From 1992 to 1998, Mr. Burst served as Executive Vice President and Managing Director of mergers and acquisitions at Aon Risk Services. Mr. Burst received his Bachelor of Arts degree in Economics from the University of Missouri in 1981.

William J. Lindenmayer, 41, Mr. Lindenmayer has served as President of the Company since February 2000 and as a Director since February 2000. He has also served as Chief Operating Officer of the Company since July 1999. Mr. Lindenmayer served as Managing Director of Burcor Capital, LLC from 1999 to February 2000. Mr. Lindenmayer served as President of DLW Partners, LLC from 1997 to 1999, and as President of WLI Group, Inc. from 1995 to 1997. Mr. Lindenmayer received his Bachelor of Science degree from Cornell University in 1982 and his Masters of Business Administration from the University of Virginia in 1988.

David B. Norris, 52, Mr. Norris has served as a Director of the Company since April 1999. Mr. Norris founded and owns Addicks Services, Inc., a construction company, and has served as its' President since 1983.

Harry Demetriou, 57, Mr. Demetriou has served as a Director of the Company since February 2000. Mr. Demetriou is currently the Chairman for Observor Acceptances, Ltd., an investment company which invests in securities in the international markets. Mr. Demetriou served as Director and Chairman for United House Realty until December 1998. Mr. Demetriou was a ship owner of bulk carriers for over 25 years, however, he has since retired from active management in the shipping industry.

John P. Stupp, Jr., 51, Mr. Stupp has served as a Director of the Company since May 2001. Mr. Stupp is the Executive Vice President and Chief Operating Officer of Stupp Bros., Inc., a diversified holding company. Mr. Stupp has served in such capacities since 1989 and 1996, respectively. From January 1992 to August 1995 Mr. Stupp also served as President, and since August 1995 he has served as Chief Executive Officer of Stupp Corporation, the pipe manufacturing division of Stupp Bros., Inc. Mr. Stupp has been a Director of Atrion Corporation, a publicly traded medical devices and components company, since 1985 and he is an Advisory Director of Midwest BankCentre. Mr. Stupp holds a 1972 Bachelor of Science degree in Business and Economics from Lehigh University.

Ian Williamson, 45, Mr. Williamson has served as a Director of the Company since May 2001. Mr. Williamson has also served as a Director of Interfacial Technology Limited from May 2000 to 2001. Mr. Williamson commenced his career studying the design of mechanical services including steam and combustion, particularly alternatives to oil fired systems. He has worked as an independent design consultant, designing large-scale heating, air conditioning and waste management systems. In 1993, Mr. Williamson became involved with the invention and development of emissions reduction technology and co-founded Interfacial Technology Limited. Mr. Williamson remains an integral part of Interfacial's ongoing research and development efforts. He is the author of over 10 patents and applications.

Simon Orange, 33, Mr. Orange has served as a Director the Company since May 2001. Mr. Orange has also served as a director of Interfacial Technology Limited from May 2000 to 2001. Mr. Orange is a fully qualified financial adviser and has extensive experience both investing in and managing diversified businesses including property, retail, finance and software technology. Mr. Orange's primary role in these businesses has been management at board level and assistance in raising seed capital. Mr. Orange has been a major shareholder in Temple Court Independent Limited, an independently authorized financial services business for the last eight years. He has also served on the board of three property companies, a software business (recently sold out to a London Stock Exchange quoted company) and is currently a director of AAE Holding Plc.

Geoff Robinson, 48, Mr. Robinson has served as a director of the Company since May, 2001. Prior to May 1983, Mr. Robinson held a number of positions with large multinational corporations including BET Group Plc and Lex Service Group Plc. Mr. Robinson served as local and regional managers with both companies and ended up becoming Managing Director of two separate business units of Lex Service Group. In May 1983, Mr. Robinson became Managing Director of TKLT Limited, an independent hire company. Between 1987 and 1993, Mr. Robinson formed a holding company, N R Development Limited, which eventually spawned a total of nine independent companies. Mr. Robinson sold all these business interests in 1993-1994 and is currently the owner, or part owner, of 5 businesses and has served, or is serving, as a Director of a further two companies.

     All directors hold office until the next annual meeting of the stockholders of the Company and until their successors are elected and qualified. At present, the Company's Articles of Incorporation provide for not less than one nor more than nine directors. Currently there are eight directors of the Company.


Vote Required

     The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                        IN FAVOR OF EACH NAMED NOMINEE


Board Committees and Meetings

     During the fiscal year ended December 31, 2000, the Board held four meetings and acted by unanimous written consent one time. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; consults with the independent auditors and discusses with senior management the scope and quality of controls; and receives and considers the cooperation received by the independent auditors during their audit examination. The Audit

Committee is composed of two non-employee directors: Messrs. Stupp and Norris, and one employee director: Mr. Lindenmayer. The Audit Committee was established in the current fiscal year and has met one time. Two members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASDAQ listing standards. The Board has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock grants to employees and consultants under the Company's Consultant and Employee Stock Compensation Plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. Demetriou and Norris, and one employee director: Mr. Burst. It has met one time during last fiscal year.

     During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

     PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected BDO Seidman, LLP, St. Louis, Missouri to audit the financial statements of the Company for 2001 and recommends that the stockholders ratify such selection. In the event that a majority of the shares are not voted in favor of ratification, the Board will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of BDO Seidman, LLP as the independent auditors for 2001. A representative of BDO Seidman, LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from stockholders.

Services Provided by the Company's Auditors

         For the year ended December 31, 2000, the Company incurred professional fees to its auditors in the amount of $234,397, of which $56,300 related to auditing services, and $178,097 related to all other services. A substantial portion of the fees in the other services category relates to services traditionally provided by auditors, including work performed in connection with registration statements, due diligence procedures performed in connection with mergers and acquisitions, and income tax services.

         The Company's audit committee has considered whether the non-audit services provided by the Company's auditors in connection with the year ended December 31, 2000 were compatible with the auditors' independence.


                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                            IN FAVOR OF PROPOSAL 2

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, which include the balance sheets of the Company as of December 31, 2000 and 1999, and the related statements of operations, stockholders' deficit and cash flows for the twelve months ended December 31, 2000, nine months ended December 31, 1999 and the twelve months ended March 31, 1999. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review With Management

     The audit committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussion with Independent Auditors

     The audit committee has discussed with BDO Seidman, LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 and SAS 90 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The audit committee has also received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with BDO Seidman, LLP its independence from the Company.

Conclusion

     Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report of Form 10-K for the fiscal year ended December 31, 2000.

                                Audit Committee

                       William J. Lindenmayer, Chairman
                                David B. Norris
                              John P. Stupp, Jr.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

As of March 7, 2000, the Board of Directors unanimously agreed to engage BDO Seidman, LLP to be the Company's new principal accountant. At no time during the past two fiscal years or any subsequent period prior to engagement as principal auditor did the Company consult with BDO Seidman, LLP regarding either the application of accounting principles to a specified transaction or type of audit opinion which might be rendered on the Company's financial statements or any other matter. The former accountant, McGladrey & Pullen, LLP declined to stand for re-election for the December 31, 1999 engagement. The independent auditors' reports for March 31, 1999 and 1998, were modified as to uncertainties about the entity's ability to continue as a going concern. The Company and its former accountants had no disagreements during the fiscal years ended March 31, 1999 and 1998, and through the date they declined to stand for re-election.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 30, 2001 by: (i) each person known by the Company to own beneficially more than five percent of the Company's common stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.

    Name of                        Amount and Nature of           Percent of
Beneficial Owner                  Beneficial Ownership/1/      Common Stock/1/
----------------                  -----------------------      ---------------

Jonathan R. Burst/2/                     2,541,000                   9.2%
William J. Lindenmayer/3/                1,801,000                   6.5%
Steven D. Walters                           60,000                   0.2%
John P. Stupp, Jr.                          59,233                   0.2%
David B. Norris                          1,096,562                   3.9%
Harry F. Demetriou/4/                    1,066,667                   3.8%
Ian Williamson                                   0                   0.0%
Simon Orange                               271,739                   1.0%
Geoff Robinson                                   0                   0.0%
All directors and executive
 officers as a group                     6,896,201                  24.8%

/1/This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o International Fuel Technology, Inc., 7777 Bonhomme Avenue, Suite 1920, St. Louis, Missouri, 63105. Applicable percentages are based on 27,755,287 shares outstanding on April 30, 2001.
/2/Includes 150,000 shares owned by Burcor Capital, L.L.C. of which Mr. Burst is an executive officer and deemed to be the beneficial owner of such shares. /3/Includes 150,000 shares owned by Burcor Capital, L.L.C. of which Mr. Lindenmayer is an executive officer and deemed to be the beneficial owner of such shares.
/4/Includes 1,066,667 shares owned by Observor Acceptances, Ltd. of which Mr. Demetriou is the sole owner and deemed to be the beneficial owner of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2000 a majority of Forms 3 or 4 were filed on a timely basis for the Company's executive officers and directors. The Company believes all such delinquent reports have since been filed.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company obtains general and administrative services and rents office space and equipment from Burcor Capital, LLC, a company related through common ownership (Mr. Jonathan Burst, executive officer and director of the Company, is the founder and president of Burcor Capital, LLC), under an agreement requiring monthly payments of $5,000. Expenses recorded as professional services totaled $60,000 during the twelve month period ended December 31, 2000 and $32,500 during the nine month period ended December 31, 1999.

On April 26, 1999, at the Annual Shareholders Meeting, the Shareholders of the Company approved the engagement of Burcor Capital, LLC as the Company's investment bankers to develop investment and marketing relationships in connection with a merger or consolidation of the Company with any other business entity, the sale of all or part of the Company securities for cash or in exchange for other tangible or intangible consideration ("Potential Transactions") and the planning and actions taken for the purpose of effecting one or more Potential Transactions. As of December 31, 2000 no amounts have been paid related to this agreement.

On October 7, 1999, The Company entered into an Advisory Agreement with Mr. Harry Demetriou, a director of the Company, on a non-exclusive basis to render financial advisory services in connection with the possible sale of the Company. As of December 31, 1999 no payments had been made related to this agreement. During June 2000 this agreement was canceled and replaced with an agreement that provided for payment of 250,000 non-registered common shares. These shares were issued on June 16, 2000 with a value of $218,750.

At December 31, 1999, the Company owed one of its stockholders approximately $87,000 for legal services performed. Subsequent to December 31, 1999, the stockholder agreed to accept 27,559 shares of the Company's common stock in lieu of cash for the amounts due to him.

During June 2000, the Company purchased a Directors and Officers Liability insurance policy from Burcor Insurance Group, a company owned by Jonathan Burst.

During the year 2000, the Company paid MarketMatch, Inc. $106,293 for professional services. MarketMatch, Inc. is owned and operated by William Center. William Center became a director of the Company in October 2000.

During the year 2000, the Company paid Steven D. Walters, CPA $25,168 for professional services. Steven D. Walters, CPA was owned and operated by Steven Walters. Steven Walters was appointed as the Chief Financial Officer of the Company in October 2000.

During the year 2000, the Company received advances from stockholders totaling $516,000. For $416,000 of the advances each stockholder received a warrant to purchase from the Company up to 25,000 shares of non-registered common stock at $.01 per share for each $5,000 in principal advanced to the Company. The Company issued 2,030,000 non-registered common shares based upon the exercise of the warrants. In addition, the Company repaid $356,000 of the advances received from the stockholders by issuing 1,186,669 non-registered common shares and $27,500 of the advances received from stockholders by check disbursement. $132,500 of the advances received from stockholders is recorded as a liability on the December 31, 2000 balance sheet.

                            EXECUTIVE COMPENSATION

Compensation of Directors

     Directors do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. From time to time, certain non-employee directors of the Company have received grants of non-registered common stock. During the last fiscal year Mr.

Norris received a grant of 150,000 non-registered common shares, Mr. Demetriou received a grant of 100,000 non-registered common shares, and a former director received a grant of 25,000 non-registered common shares.

     On February 23, 2000, the Board of Directors adopted the Director's Stock Compensation Plan, which provides for an annual award of 10,000 shares of the Company's common stock to the Board members as reimbursement for attendance at Company Board meetings. Each Board member will be awarded an additional 1,000 shares of the Company's common stock for every three-telephone conference call Board meetings attended. During the last fiscal year Mr. Norris and two former directors of the Company each received a grant of 15,000 non-registered common shares under the Director's Stock Compensation Plan.

Compensation of Executive Officers

     The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the Chief Executive Officer and for each of the Company's other executive officers whose annual salary and bonus exceeds $100,000 for such period in all capacities in which they served.

                          Summary Compensation Table

                                                              Long-Term
                                                             Compensation
                                 Annual Compensation            Awards
                                 -------------------            ------
                                                              Restricted         All
                                                                Stock            Other
Name and Principal Position  Year Salary ($) Bonus Other       Awards(1)     Compensation
---------------------------  ---- ---------- ----- -----       ---------     ------------
Jonathan R. Burst..........  2000  $180,000     0     0         $834,067           0
  Chief Executive Officer    1999     5,493     0     0         $111,056           0

William J. Lindenmayer.....  2000   180,000     0     0         $716,721           0
  President

(1) The stock award shares are 100% vested and their value was calculated based on the closing trading price of the Company's stock on the applicable stock award determination date.

Perquisites and other personal benefits are omitted because they do not exceed either $50,000 or 10% of the total of annual salary and bonus for the named executive officer.

Consultant and Employee Stock Compensation Plan

     The Board of Directors adopted a Consultant and Employee Stock Compensation Plan that became effective January 14, 2000. The Board of Directors will be responsible for the administration of this Plan, and will grant Awards under this Plan. Subject to the express provisions of the Plan, the Board of Directors shall have full authority and sole and absolute discretion to interpret and amend this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Board of Directors on the matters referred to in this Section shall be conclusive. No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

     The maximum number of shares of common stock as to which awards may be granted under this Plan, subject to subsequent amendments, is 5,000,000 shares. The common stock which is issued on grant of awards may be authorized but unissued shares or shares which have been issued and reacquired by the Company. The Board of Directors may increase the maximum number of shares of common stock as to which awards may be granted at such time as it deems advisable. Awards may be granted to employees or consultants of the Company in their individual capacity only.

     The Board of Directors shall have complete discretion to determine when and to which employees or consultants awards are to be granted, and the number of shares of common stock as to which awards granted to each employee or consultant will relate. No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations promulgated thereunder. Stock grants totaling 1,847,559 common shares were made during the last fiscal year.

Employment Agreements

     In January 2000, the Company entered into an employment agreement with Mr. Burst to serve as Chief Executive Officer with an annual base salary of $180,000 and 6,000 non-registered common shares per month, and a bonus award as deemed appropriate by the Board of Directors. On January 1, 2001 the Company entered into an employment agreement with its Chief Executive Officer through December 31, 2003. Under this agreement, the Chief Executive Officer will receive an annual base salary of $200,000, a stock award of 20,834 each month and a bonus award as deemed appropriate by the Board of Directors. On February 23, 2000, the Board of Directors granted Mr. Burst 100,000 shares of non-registered common stock for his appointment as Chief Executive Officer. On March 6, 2000, Mr. Burst received 10,000 shares of non-registered common stock for reimbursement of expenses to be incurred as a member of the Company's Board of Directors. On October 13, 2000, the Board of Directors granted Mr. Burst 475,000 shares of non-registered common stock for achieving a milestone event.

     In January 2000, the Company entered into an employment agreement with Mr. Lindenmayer to serve as President/Chief Operating Officer with an annual base salary of $180,000 and 3,000 non-registered common shares per month, and a bonus award as deemed appropriate by the Board of Directors. On January 1, 2001 the Company entered into an employment agreement with its President/COO through December 31, 2003. Under this agreement, the President/COO will receive an annual base salary of $200,000, a stock award of 20,834 each month and a bonus award as deemed appropriate by the Board of Directors. On February 23, 2000, the Board of Directors granted Mr. Lindenmayer 100,000 shares of non-registered common stock for his appointment as President/Chief Operating Officer. On March 6, 2000, Mr. Lindenmayer received 10,000 shares of non-registered common stock for reimbursement of expenses to be incurred as a member of the Company's Board of Directors. On October 13, 2000, the Board of Directors granted Mr. Lindenmayer 475,000 shares of non-registered common stock for achieving a milestone event.

Stock Option Awards

     The Company currently does not have any plan or agreement related to the grant of stock option awards for employees or directors.

Compensation Committee Interlocks and Insider Participation

     The Company's Compensation Committee is composed of two non-employee directors: Messrs. Demetriou and Norris, and one employee director: Mr. Burst. One current member of the Compensation Committee is an officer or employee of the Company and no executive officer of the Company serves as a member of a compensation committee of any other entity that has one or more executive officers serving as a member of the Compensation Committee.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                    OF DIRECTORS ON EXECUTIVE COMPENSATION

Introduction

     The Company's executive compensation policies and practices are approved by the Compensation Committee of the Board of Directors (the "Committee). The Committee consists of two directors who are not employees of the Company and one director who is an employee of the Company. The Committee's determinations on compensation of the Chief Executive Officer and other executive officers are reviewed with all of the non-employee directors.

Philosophy

     The Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of its stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies heavily on annual incentive compensation and non-registered stock grants to attract, retain, motivate and reward executive officers and other key employees and the Committee believes that the Chief Executive Officer's equity incentives should be above the median for Chief Executive Officers of similar companies. Incentive compensation is variable and tied to corporate performance. The policies are designed to provide an incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to the long-term growth of the Company. All incentive compensation policies are reviewed at least annually to ensure they meet the current strategies and needs of the business.

Compensation Plans

     The Company's executive compensation is based on two components, each of which is intended to support the overall compensation philosophy.

Base Salary

     Salaries for executive officers are reviewed by the Committee on an annual basis and may be changed based on the individual's performance or a change in competitive pay levels in the marketplace.

     The Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers. The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Company's Chief Executive Officer based on publicly available information on organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company.

Equity Incentives

     Long-term equity incentives are provided through the grants of non-registered stock to executive officers and other key employees. The stock component of compensation is intended to retain and motivate employees to improve long-term stockholder value. The non-registered stock awards are granted at fair market value and have increased value only if the Company's stock price increases. The Committee believes this element of the total compensation program directly links the participant's interests with those of the stockholders and the long-term performance of the Company.

     The Committee believes that the programs described above provide compensation that is competitive with comparable emerging companies, links executives and stockholder interests and provides the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company's performance and stockholder value.

Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Non-registered stock grants under the Company's Employee and Consultant Stock Compensation Plan are intended to qualify as "performance-based" compensation not subject to the Section 162(m) deduction limitation.

                            Compensation Committee

                          Jonathan R. Burst, Chairman
                                Harry Demetriou
                                David B. Norris

Performance Measurement Comparison

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             [GRAPH APPEARS HERE]


                  DATE    IFT   RUSSELL  DIVERSIFIED CHEMICALS
                  ------  ----  -------  ---------------------
                  DEC-98  7.19   4.31            1.83
                  MAR-99  2.19   4.06            1.89
                  JUN-99  2.50   4.58            2.21
                  SEP-99  3.75   4.28            1.95
                  DEC-99  3.38   4.88            2.06
                  MAR-00  2.06   5.42            2.06
                  JUN-00   .50   5.28            1.67
                  SEP-00   .75   4.91            1.45
                  DEC-00   .39   4.63            1.68

The above graph compares the performance of the Company from December 1998, the quarter that the Company's common stock commenced trading on the NASDAQ Bulletin Board, through December 31, 2000, against the performance of the Russell 2000 Index and the S&P 500 Diversified Chemicals Index for the same period. The S&P 500 Diversified Chemicals Index is comprised of major international chemical manufacturing companies engaged in diverse chemical and chemical-related operations. Historical stock price performance is not necessarily indicative of future stock price performance.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, if other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: INTERNATIONAL FUEL TECHNOLOGY, INC., ATTENTION: STEVEN D. WALTERS, 7777 BONHOMME AVENUE, SUITE 1920, ST. LOUIS, MISSOURI 63105.

                                    By Order of the Board of Directors,

                                    /s/ Steven D. Walters

                                    Steven D. Walters
                                    Secretary

Dated May 25, 2001

                                  APPENDIX A

                      INTERNATIONAL FUEL TECHNOLOGY, INC.
                            AUDIT COMMITTEE CHARTER

Committee Role

The committee's role is to act on behalf of the board of directors and oversee all material aspects of the company's financial reporting, control and audit functions, except those specifically related to the responsibilities of another standing committee of the board. The audit committee's role includes a particular focus on the qualitative aspects of financial reporting to the shareholders and on company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements.

The role also includes coordination with other board committees and maintenance of strong, positive working relationships with management, external auditors, counsel and other committee advisors.

Committee Membership

The committee shall consist of three board members of which two of the board members must be independent, non-executive board members. Committee members shall have: (1) knowledge of the primary industries in which the company operates; (2) the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, statement of cash flows and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. The committee shall have access to its own counsel and other advisors at the committee's sole discretion.

At least one member, preferably the chair, should be literate in business and financial reporting and control, including knowledge of the regulatory requirements, and should have past employment experience in finance or accounting or other comparable experience or background. Committee appointments shall be approved annually by the full board. The committee chairperson shall be selected by the committee members.

Committee Operating Principles

The committee shall fulfill its responsibilities within the context of the following overriding principles:

Communications
The chair and others on the committee shall, to the extent appropriate, maintain an open avenue of contact throughout the year with senior management, other committee chairs and other key committee advisors (external and internal auditors, etc.), as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues.

Education/Orientation
The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company. Additionally, the individual committee members are encouraged to participate in relevant and appropriate self-study education to ensure understanding of the business and environment in which the company operates.

Annual Plan
The committee, with input from management and other key committee advisors, shall develop an annual plan responsive to the "primary committee responsibilities" detailed herein. The annual plan shall be reviewed and approved by the full board.

Meeting Agenda
Committee meeting agendas shall be the responsibility of the committee chair, with input from the committee members. It is expected that the chair would also ask for management and key committee advisors, and perhaps others, to participate in this process.

Expectations and Information Needs
The committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal auditors and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors and others at least 3 business days in advance of meeting dates. Meeting conduct will assume committee members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

External Resources
The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its' responsibilities.

Meeting Attendees
The committee shall request members of management, counsel, internal and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee's responsibilities. Periodically and at least annually, the committee shall meet in private session with only the committee members. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the audit committee or committee chair with or without management's attendance. In any case, the committee shall meet in executive session separately with internal and external auditors, at least annually.

Meeting Frequency
The committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or chair.

Reporting to the Board of Directors
The committee, through the committee chair, shall report periodically, as deemed necessary, but at least semiannually, to the full board. In addition, summarized minutes from committee meetings, separately identifying monitoring activities from approvals, shall be available to each board member at least one week prior to the subsequent board of director's meeting.

Self-Assessment
The committee shall review, discuss and assess its own performance as well as its role and responsibilities, seeking input from senior management, the full board and others. Changes in role and/or responsibilities, if any, shall be recommended to the full board for approval.

Committee Responsibilities

Financial Reporting
 .    Review and assess the annual and interim financial statements before they are released to the public or filed with the SEC.
 .    Review and assess the key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditors' views, and the basis for audit conclusions.
 .    Approve changes in important accounting principles and the application thereof in both interim and annual financial reports.
 .    Advise financial management and the external auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

Risks and Controls
 .    Review and assess the company's business and financial risk management process, including the adequacy of the overall control environment and controls in selected areas representing significant risk.
 .    Review and assess the company's system of internal controls for detecting accounting and financial reporting errors, frauds and defalcations, legal violations, and noncompliance with the corporate code of conduct. In that regard, review the related findings and recommendations of the external and internal auditors, together with management's responses.
 .    Review with legal counsel any regulatory matters that may have a material impact on the financial statements.

External Auditors
 .    Recommend the selection of the external auditors for approval by the board of directors.
 .    Instruct the external auditors that they are responsible to the board of directors and the audit committee as representatives of the shareholders. In that regard, confirm that the external auditors report all relevant issues to the committee in response to agreed-upon expectations.
 .    Review the performance of the external and internal auditors.
 .    Obtain a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, discuss with the auditors any relationships or on audit services that may affect their objectivity or independence.
 .    Consider, in consultation with the external and internal auditors, their audit scopes and plans to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.
 .    Review and approve requests for any consulting services to be performed by the external auditors, and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.
 .    Review with management and the external auditors the results of the annual audits and related comments in consultation with other committees as deemed appropriate, including any difficulties or disputes with management, any significant changes in the audit plans, the rationale behind adoptions and changes in accounting principles, and accounting estimates requiring significant judgments.
 .    Provide a medium for the external auditors to discuss with the audit committee their judgments about the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the company.

Other
 .    Review and update the committee's charter.
 .    Review and update the company's code of conduct.
 .    Review and approve significant conflicts of interest and related party transactions.
 .    Conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee will be empowered to retain independent counsel and other professionals to assist in conducting any investigation.